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                       FOOD INTEGRATED TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                                                                      EXHIBIT 11


                                 APRIL 30, 1996


                                           Three                       Six
                                        Months ended               Months ended
                                         April 30,                  April 30,
                                    1995           1996         1995         1996
                                    ----           ----         ----         ----
Weighted average common shares
outstanding                       1,950,323     2,062,323     2,225,912    2,062,323

Weighted average common shares
issued                                   --                                       --

Treasury shares purchased                --                    (130,916)          --

Treasury shares sold                  2,174            --         1,099           --
                                  ---------    ----------     ---------    ---------


Weighted average common shares
outstanding                       1,952,497     2,062,323     2,096,095    2,062,323
                                  =========    ==========     =========    =========




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